Exhibit 99.1

News Release

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN OBTAINS DELAY IN IMPLEMENTATION OF DEPARTMENT

OF VETERANS AFFAIRS NEW PHARMACEUTICAL DISTRIBUTION CONTRACT

AmerisourceBergen Will Continue to Service VA Until 45 Days After the Court Decision

VALLEY FORGE, PA, February 11, 2004 — AmerisourceBergen Corporation (NYSE:ABC) today announced that the U.S. Court of Federal Claims has issued a consent order, as agreed by the parties, delaying the implementation of the recent award of the Department of Veterans Affairs (VA) Pharmaceutical Prime Vendor contract to McKesson Corporation. The new contract was scheduled to begin April 1, 2004.

The Court’s order provides that AmerisourceBergen’s wholly owned subsidiary, AmerisourceBergen Drug Corporation, will continue to service the VA for a transition period of 45 days after the Court of Federal Claims makes a decision on the Company’s recently filed challenge of the VA contract award. The order also provides that the Court will make a decision on or before March 25, 2004, and that until March 25, 2004, McKesson is prohibited from purchasing inventory to prepare for the VA business, although it can continue other transition activities.

Further, if AmerisourceBergen’s protest is upheld and the new VA contract is awarded, in whole or in part, to AmerisourceBergen, the Company will apply the relevant pricing from its VA proposal starting April 1, 2004. If AmerisourceBergen’s protest is upheld and the VA is instructed by the Court to rebid the award, the Company and the VA will agree upon the pricing that will apply during the rebid period. If AmerisourceBergen’s protest is denied, the Company will apply McKesson’s pricing starting April 1, 2004 through the remainder of the 45-day transition period.

On January 21, 2004, AmerisourceBergen’s subsidiary, AmerisourceBergen Drug Corporation, filed a complaint with Court of Federal Claims asking that the award of the VA’s Pharmaceutical

Prime Vendor contract to McKesson be overturned and instead awarded, in whole or in part, to AmerisourceBergen. In its complaint, the Company asserts that the VA made improper evaluations and determinations concerning the offers it received for the new contract. The Court has scheduled a hearing on the merits of the protest for March 11, 2004.

AmerisourceBergen said its diluted earnings per share expectations for fiscal year 2004, which ends September 30, 2004, remain unchanged at $4.10 to $4.20, excluding special items.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital market, physician’s offices, alternate care and mail order facilities, and independent and chain pharmacies. The Company is also a leader in the long term care pharmacy marketplace, the workers’ compensation fulfillment business and contract packaging for manufacturers. With more than $45 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50 best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2003.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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